Exhibit 3.11
Articles of Organization for Limited Liability Company
CST ARKANSAS STATIONS, LLC
The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability Company:

1.	The Name of the Limited Liability Company is : CST Arkansas Stations, LLC
(Must contain the words “Limited Liability Company,” “Limited Company,” of the abbreviations Must contain the words “Limited Liability Company,” “Limited Company,” or the abbreviation “L.L.C.,” “L.C.,” “LLC,” or “LC.” The word “Limited” may be abbreviated as “Ltd.”, and the “Company'' may be abbreviated as “Co.” Companies which perform Professional Service MUST additionally contain the words “Professional Limited Liability Company,” “Professional Limited Company,” or the abbreviations “P.L.L.C.,” “P.L.C.,” “PLLC,” or “PLC” and may not contain the name of the person who is not a member except that of a deceased member. The word “Limited” may be abbreviated as “Ltd.” and the word “Company” may be abbreviated as “Co.”)

2.	Address of principal place of business of the Limited Liability Company (Which may be, but not need be, the place of business) shall be: 800 West Airport Freeway, Suite 301, Irving, Texas 75062-6297

3.
The name and address of the registered agent of this company shall be: The Corporation Company (Name) 124 West Capitol Avenue, Suite 1900 Little Rock, AR 72201 (Physical Street Address) (City, State & Zip)

4.
If the management of this company is vested in a manager or managers, a statement to that effect must be included in the space provided or by attachment: Management is vested in the managers of the limited liability company.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.
Executed this 22nd day of March, 2012.
/s/ J. Stephen Gilbert
J. Stephen Gilbert
Organizer

(Signature of person(s) forming the company)
(Typed or printed name)

(Signature of person(s) forming the company)
(Typed or printed name)

(Signature of person(s) forming the company)
(Typed or printed name)

Filing Fee $50.00 payable to Arkansas Secretary of State

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